EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 13, 2007, except for Notes 2, 3, 5, 10, 14, 16, 18, 23 and 24, as to which the date is May 19, 2008, with respect to the consolidated financial statements and schedules, and our report dated December 13, 2007, except for the material weakness described in that report, as to which the date is May 19, 2008, with respect to internal control over financial reporting included in the Annual Report of Resource America, Inc. and subsidiaries on Form 10-K/A for the year ended September 30, 2007. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Resource America, Inc. on Forms S-8 (File No. 333126344, effective July 1, 2005, File No. 333105615, effective May 28, 2003, File Nos. 33398505 and 33398507, effective August 22, 2002, File No. 33381420, effective January 25, 2002 and File No. 33337416, effective May 19, 2000).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
May 19, 2008